SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                   of 1934


        Date of Report (Date of earliest event reported) October 20, 1999


                        DIALYSIS CORPORATION OF AMERICA
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Florida                  0-8527               59-1757642
----------------------------     -----------         -------------------
(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)          File Number)        Identification No.)


      27 Miller Avenue, Lemoyne, Pennsylvania            17043
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code (717) 730-6164
                                                         --------------

Item 5.  Other Events.

     On October 20, 1999, the Company entered into an Agreement and Plan of Merger with MainStreet IPO.com, Inc. ("MSI") and its wholly-owned subsidiary, MainStreet Acquisition Corp. ("MainStreet"). The merger will be effected by MainStreet merging into DCA with DCA surviving, changing its name to Main-Street, and becoming a wholly-owned subsidiary of MSI. The Company's shareholders will receive, on a one-for-one basis, shares of common stock of MSI, which company is in the process of preparing a registration statement for filing with the SEC covering the issuance of approximatly 1,396,000 shares of its common stock, plus an indeterminate number of shares for resale by certain affiliates of the Company, MSI and certain private investors of MSI. The registration statement is to be filed in the near future in con-junction with the Company's proxy statement seeking its shareholder approval of the merger and related transactions.

     Immediately prior to the proposed merger, the Company will be selling all of its assets to Dialysis Acquisition Corp., a wholly-owned subsidiary of its parent, Medicore, Inc., with this subsidiary also assuming all lia-bilities of the Company.

     The proposed sale of assets and merger transactions are subject to a variety of contingencies, most importantly shareholder approval. Medicore owns 68% of the Company. Based upon certain common officers and directors of the Company and Medicore and other conflicts of interest with respect to the proposed transactions, Medicore will not vote its 68% equity ownership. Approval by the majority of the remaining 32% equity owners of the Company, which includes approximately 9% ownership by affiliates of the Company and its parent (approximately 42% ownership if all presently outstanding options are exercised), is required for both the asset sale and the merger, if the transactions are to be effected. Should the Company's shareholders approve the transactions, Medicore will own 100% of the dialysis operations, and the Company's shareholders will become shareholders of MSI.

     MSI is a recently established company which has developed a central website to provide business entities with the necessary tools to perform direct public offerings of their securities. MSI's website enables the companies using its facilities, through the mechanics of a "Dutch Auction," to maximize the amount of capital they will receive from selling registered securities directly to the public. The Dutch Action allows investors to bid for the offered securities at prices and amounts the investors believe are worth purchasing. Based on the number of shares to be sold, through a computerized mathematical process, a "clearing price" is determined at which individuals may purchase the shares. MSI believes this method makes the entire securities distribution process fairer, lowers the cost of the offering process to the issuer, allows the price to be set by investor bidders, and provides greater proceeds to the issuer.

     Another company, CEO Letter, LLC, which will become a wholly-owned sub-sidiary of MSI at the time of the merger, provides chief executive officers of public companies the forum to discuss their companies to the multitude of potential internet investors.

     The Company owns and operates free standing kidney hemodialysis centers to provide patients with their choice of a full range of quality in-center, acute or at-home hemodialysis services.

     A special meeting of Company shareholders is planned for February, 2000 to consider the sale of assets and merger transactions.

     The Asset Acquisition Agreement and the Agreement and Plan of Merger will be filed as exhibits to the proxy statement/registration of the Company and MSI, to be filed in the near future with the SEC, and are not included in this Current Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          (20)  Other Documents or Statements to Security Holders


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Thomas K. Langbein

                                       By---------------------------------
                                          THOMAS K. LANGBEIN, Chairman
                                          of the Board and Chief Executive
                                          Officer

Dated:  October 21, 1999